Exhibit 10.4

SYSTEM LICENSE AGREEMENT

This Agreement is made on the 30th day of March , 1982 between the Massachusetts Institute of Technology, a Massachusetts corporation (“M.I.T.”), 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, and Aspen Technology, Inc., a Massachusetts corporation, (“LICENSEE”), 251 Vassar Street, Cambridge, Massachusetts 02139.

WHEREAS, M.I.T. is the owner, subject to a royalty-free, non-exclusive license heretofore granted to the United States Government, of copyrights in the writings of authors and works of authorship in the nature of computer media and documentation that relate to a set of computer programs known as ASPEN (the “System”); and

WHEREAS, M.I.T. is the owner of certain rights to technical data developed under the Aspen Project and has the right to grant licenses under said rights to technical data, subject only to a royalty-free, non-exclusive license heretofore granted to the United States Government; and

WHEREAS, M.I.T. desires to have the benefits of the technology comprised in the System made available as rapidly and widely as possible to the public; and

WHEREAS, achievement of such public utilization requires the provision of certain services, such as installation of the System for new users and maintenance, support and enhancement of the System for all users; and

WHEREAS, wide public utilization of the System will                                                        the making of                                  in and enhancements to the System, which will be beneficial to the users; and

WHEREAS, M.I.T. is not presently able to provide such services within its normal academic and research activities, however, LICENSEE is willing, on the terms and subject to the conditions set forth below, to take responsibility for providing the public with installation service, maintenance and enhancement support for the System; and

WHEREAS, M.I.T. desires access to the System as enhanced and supported by LICENSEE;

NOW, THEREFORE, the parties agree as follows:

§1.                                DEFINITIONS

§1.1.                       “Licensed Materials” shall mean the various writings of authors, works of authorship and technical data relating to the System, including but not limited to documentation, narrative descriptions, manuals, computer media, magnetic tapes, discs, punched cards, paper tapes and listing printouts (including microfiche) of the information contained on such computer media and including both source and object codes.

§1.2.                       “Enhancements” shall mean any technical data, ideas, innovations, improvements, changes and adaptations made or developed by LICENSEE using Licensed Materials, whether such Enhancements are in human or machine readable form and whether or not patentable or copyrightable.

§1.3.                       ‘‘Derivative Works” shall mean all works of authorship, whether in human or machine readable form based upon Licensed Materials, revised, annotated, elaborated or otherwise modified by LICENSEE so as to incorporate one or more Enhancements.

§2.                                FURNISHING OF MATERIALS

Promptly after the date of this Agreement, M.I.T. will furnish LICENSEE with, or enable LICENSEE to create, one (1) copy of each item of the Licensed Materials which is in M.I.T.’s possession and is then current.

§3.                                LICENSE GRANT

§3.1.                       M.I.T. hereby grants LICENSEE a non-exclusive, non-transferable (except as provided herein), perpetual, worldwide license (the “License”), on the terms and subject to the conditions set forth in this Agreement, to:

(a)                                  make copies of Licensed Materials;

(b)                                 make Enhancements and Derivative Works;

(c)                                  permit (whether by sublicense or otherwise) other persons to use Licensed Materials and copies thereof; and

(d)                                 use Licensed Materials in any manner in its business (including, without limitation, use as a commercial service bureau or job-shop).

§3.2.                       Except as limited by this Agreement, LICENSEE may in its sole discretion, establish fees (if any) and all other terms and conditions for sublicenses and other arrangements pursuant to which it permits use of Licensed Materials and copies thereof.

§3.3.                       M.I.T. agrees that so long as this Agreement is in effect and provided that LICENSEE has not received a notice under §7.1 prohibiting further use of Licensed Materials, M.I.T. will not permit any other party to use or to have a license agreement with respect to any Licensed Materials, which agreement contains any provision which is more favorable to such other party than this Agreement is to LICENSEE.  In the event that M.I.T. grants any such provision to any such other party, this Agreement shall be automatically modified thereby to afford LICENSEE such provision.  Upon written request by LICENSEE, M.I.T. shall provide to LICENSEE’S counsel access at M.I.T. to all license agreements with respect to Licensed Materials.

§4.                                PROPRIETARY RIGHTS IN LICENSED MATERIALS, ENHANCEMENTS AND DERIVATIVE WORKS

§4.1.                       M.I.T. represents that it has not granted any license of the Licensed Materials except to the U.S. Government and to the participants in the program of industrial testing under the Aspen project.  LICENSEE acknowledges that M.I.T. shall continue to own the right, title and interest (including copyrights) in the Licensed Materials notwithstanding the License granted under this Agreement, and LICENSEE agrees to comply with all laws applicable to its use of the Licensed Materials.

§4.2.                       M.I.T. shall be responsible for establishing and maintaining its proprietary rights in the Licensed Materials, at its own expense, including, without limitation, complying with formalities with respect to the deposit of copies and registration.  M.I.T. shall give LICENSEE prompt notice (a) of any claim that the Licensed Materials or any part thereof infringes the proprietary rights of another person, and (b) of any potential infringement by another person of M.I.T.’s proprietary rights in the Licensed Materials.  In either case, M.I.T. may, at its discretion, take such action as it deems necessary or desirable to protect its proprietary rights, and hereby grants to LICENSEE, acting in its own behalf and on behalf of M.I.T., the authority to assume the defense of such rights or to enforce such rights against a third person in any case in which M.I.T. declines or fails to actively protect its proprietary rights.  M.I.T. represents that, to the best of its knowledge and belief, the Licensed Materials in existence as of the date of this Agreement do not infringe the proprietary rights of any third party.

§4.3.                       In the event M.I.T. declines to enforce its rights against a purported substantial infringer, or there is a final adjudication of the rights of such purported infringer, and in either of such cases such purported infringer is allowed to utilize any of the rights granted to LICENSEE hereunder under an arrangement which includes any provision which is more favorable to the purported infringer than this Agreement is to LICENSEE, then this Agreement shall automatically be modified thereby to afford to LICENSEE such provision.

§4.4.                       M.I.T. shall, from time to time, prescribe to LICENSEE the form and location of the copyright notice to be included on any licensed materials.  LICENSEE shall include copyright notices as so prescribed by M.I.T. on ail such copies made or created by LICENSEE and will impose the obligation to do so on all or persons licensed or otherwise permitted by LICENSEE to make copies thereof.  M.I.T. agrees that LICENSEE shall have all proprietary rights, whether in the nature of trade secrets, copyrights, patents or otherwise in all Enhancements and Derivative Works.  M.I.T. does not and will not claim any proprietary rights therein.

§5.                                LICENSE FEE

In consideration of the License granted to LICENSEE under §3 hereof, LICENSEE shall pay to M.I.T. a license fee of $10,000.  $5,000 of which shall be paid upon signature of this Agreement and $5,000 of which shall be paid on or before October 1, 1982.

§6.                                LIMITATIONS OF LIABILITY

§6.1.                       EXCEPT AS PROVIDED IN §§4.1 and 4.2, NEITHER PARTY MAKES TO THE OTHER, AND NEITHER PARTY RECEIVES FROM THE OTHER, ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY LICENSED MATERIALS, PARTICULARLY NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

§6.2.                       Except with respect to any breach by M.I.T. of its representations set forth in §§4.1 and 4.2, neither party shall be liable to the other for any indirect, special, or consequential damages, such as lost profits, regardless of the cause of action, or for any loss, cost or expense incurred by the other arising from, or related to, any claim or demand on the other by any third party.

§6.3.                       LICENSEE shall hold M.I.T. harmless from all loss, claims, demands or other liability arising from or based on:

(a)                                  use of the System by any third party claiming through LICENSEE, or

(b)                                 LICENSEE’S use of the System or other performance of LICENSEE under this agreement.

§7.                                TERMINATION AND REMEDIES

§7.1.                       If any of the following events shall occur:

(a)                                  LICENSEE breaches any of its obligations under this Agreement and fails to cure the breach within ninety (90) days after the receipt of written notice from M.I.T. specifying the nature of the claimed breach;

(b)                                 LICENSEE ceases to carry oil its business;

(c)                                  A receiver or similar officer is appointed for LICENSEE and is not discharged within ninety (90) calendar days;

(d)                                 LICENSEE makes an assignment for the benefit of, or a composition with, its creditors, or another arrangement of similar import, and such assignment, composition, or other arrangement is not voided, discontinued, or terminated within ninety (90) calendar days; or

(e)                                  Proceedings under any bankruptcy or insolvency law are commenced by LICENSEE, or are commenced against it, and are not discontinued within ninety (90) calendar days;

then, in addition to pursuing any other remedies to which it may be entitled, M.I.T. may, by giving written notice to LICENSEE, terminate the License.  It is agreed that such termination shall not (i) abridge or diminish in any way the rights of LICENSEE’S customers to the use and enjoyment of the System and/or Enhancements in accordance with any sublicense granted prior to such termination, or (ii) impair LICENSEE’S proprietary rights in any Enhancements and Derivative Works developed prior to the date of the granting of such remedy or the date of such notice of termination.

§7.2.                       If any of the following events shall occur:

(a)                                  A third party asserts a claim that any Licensed Materials, or the use thereof infringes its proprietary rights;

(b)                                 M.I.T. breaches any of its obligations under this Agreement and fails to cure the breach within ninety (90) days after the receipt of written notice from LICENSEE specifying the nature of the claimed breach;

(c)                                  Any representation made by M.I.T.  herein shall prove to have been known to be false or materially misleading as of the date made; or

(d)                                 The U.S. Government places a substantial portion of the Licensed Materials in the public domain or proposes to make a substantial portion of the Licensed Materials available under license;

then, in addition to pursuing any other remedies to which it may be entitled, LICENSEE may, by giving written notice to M.I.T., terminate this Agreement.

§7.3.                       No failure or delay by either party in the enforcement of its rights hereunder shall be deemed to be a waiver thereof, and all remedies to which either party may be entitled hereunder or in law or equity shall be cumulative.

§7.4.                       LICENSEE hereby transfers to M.I.T. all rights it may have, after the date on which LICENSEE ceases to carry on its business, under all sublicenses with its customers other than the right to receive payment of money for products or services furnished prior to the date on which LICENSEE ceases to carry on its business.

§8.                                STATUS OF LICENSEE; NON-USE OF NAMES

§8.1.                       In rendering performance under this Agreement, LICENSEE shall be an independent contractor and not an agent, partner, employee, or joint venturer of M.I.T. LICENSEE may subcontract work to M.I.T., accept contracts from M.I.T., and receive consulting and other services from employees of M.I.T.

§8.2.                       LICENSEE shall not use the name of M.I.T. or any adaptation thereof in any advertising, promotional, or sales literature without the written consent of the M.I.T. Patent, Copyright and Licensing Office having been obtained in each case at least seven (7) days prior to such use, except that LICENSEE may indicate that it is licensed by M.I.T. to use Licensed Materials pursuant to this Agreement and LICENSEE may refer to M.I.T. in its promotional materials or otherwise for the purpose of describing the project under which the System and the Licensed Materials were developed.

§8.3.                       LICENSEE shall not use any corporate or business name, or conduct its business in any manner, which M.I.T. reasonably believes is likely to suggest that LICENSEE is organizationally related to M.I.T.  However, the use by LICENSEE of the name “ASPEN” and/or the use of the aspen-leaf logo as used by the ASPEN Project at M.I.T. shall not be deemed to be a violation of this Paragraph.

§9.                                EXPORT CONTROL

§9.1.                       LICENSEE is solely responsible for securing any licenses required for the exportation by LICENSEE from the United States of Licensed Materials.  M.I.T. agrees to cooperate in obtaining such licenses at its own expense.

§9.2.                       LICENSEE hereby gives its assurance to M.I.T. that LICENSEE will not knowingly and willfully, unless prior authorization is obtained from the United states Office of Export Control, export directly or indirectly any Licensed Materials to any country restricted by such Office.

§9.3.                       M.I.T. neither represents that such licenses are not required nor that, if required, they will be issued by the United States Government.

§10.                          ASSIGNMENT

LICENSEE may not assign or otherwise transfer this Agreement without the written permission of M.I.T., which permission shall not be unreasonably withheld.  Notwithstanding the foregoing, it is agreed that LICENSEE may transfer this Agreement in the event of a sale of substantially all of the assets of or merger of LICENSEE, and it is further agreed that LICENSEE shall not be required to obtain the permmission of M.I.T. to effect a change in control of LICENSEE, whether upon the influx of equity or debt capital, whether private or public, or otherwise.  Upon such assignment or transfer, the term LICENSEE as used herein shall include such assignee or transferee.

§11.                          PAYMENTS AND NOTICES

All payments, notices, or other communications given under this Agreement shall be sufficient only if in writing addressed to the respective party as set forth below, or at such other address as is designated by a notice.

In the case of M.I.T.:

Patent, Copyright & Licensing Office
Room E19-722
Massachusetts Institute of Technology
Cambridge, MA  02139

In the case of LICENSEE:

Aspen Technology, Inc.
251 Vassar Street
Cambridge, MA  02139
ATTN:  Lawrence B. Evans, President

All payments, notices and other communications shall be deemed given on the date received.

§12.                          MISCELLANEOUS

§12.1.                 This Agreement is governed by, subject to, and to be construed according to the laws of the Commonwealth of Massachusetts.

§12.2.                 This Agreement is the statement of the complete agreement of the parties respecting its subject matter as of the date hereof.  No alterations of the provisions hereof shall be binding on either party unless set forth in a writing signed by both parties.

§12.3.                 No waiver by either party of any rights under this Agreement shall be valid unless set forth in a writing signed by the party against which enforcement is sought.  The failure of either party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver.

§12.4.                 The provisions of this Agreement are severable and in the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling body of laws, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions.

§12.5.                 This Agreement may be executed in two or more identical counterparts, each of which, when duly executed and delivered shall be an original, but all of which shall constitute a single instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as an instrument under seal as of the day and year first written above.

ASPEN TECHNOLOGY, INC.		MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Lawrence Evans	By:	/s/ George ???

Title:	President	Title:	Director, Office of Sponsored Programs